
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Ameritech Corporation's June 30, 1995 consolidated financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          85,400
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                2,579,800
<ALLOWANCES>                                   160,000
<INVENTORY>                                    182,400
<CURRENT-ASSETS>                             2,960,400
<PP&E>                                      30,139,700
<DEPRECIATION>                              16,906,100
<TOTAL-ASSETS>                              20,333,100
<CURRENT-LIABILITIES>                        4,569,800
<BONDS>                                      4,571,700
<COMMON>                                       587,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   6,164,900
<TOTAL-LIABILITY-AND-EQUITY>                20,333,100
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             6,514,600
<CGS>                                                0<F3>
<TOTAL-COSTS>                                4,666,000
<OTHER-EXPENSES>                              (68,600)
<LOSS-PROVISION>                                84,600
<INTEREST-EXPENSE>                             237,200
<INCOME-PRETAX>                              1,680,000
<INCOME-TAX>                                   597,600
<INCOME-CONTINUING>                          1,082,400
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,082,400
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Secuities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(B). This amount is included in the "Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(B).

